UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2008

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 17, 2008:

1.
Kenneth L. Campbell, III, 50, was elected as President and Chief Executive Officer of the Company.  Mr. Campbell has been a partner of MatlinPatterson Global Advisers LLC (“MatlinPatterson”), a private equity firm and an affiliate of the Company’s largest stockholder, since 2007. Prior to that, from May 2006 to May 2007, Mr. Campbell served as Chief Executive Officer and Director of Ormet Corporation. From December 2003 to May 2006, Mr. Campbell served as Chief Financial Officer of RailWorks Corporation. Before joining MatlinPatterson, Mr. Campbell spent a period of over twenty years serving in various restructuring roles at companies with significant operational and/or financial difficulties.  Mr. Campbell will not receive a salary or participate in the Company’s benefit plans, but will be reimbursed for his reasonable business expenses.

Since the beginning of fiscal year 2008, the Company and MatlinPatterson have engaged in a single business transaction.  On June 27, 2008, MatlinPatterson received a $6.1 million fee from the Company as payment for the advisory services MatlinPatterson provided to the Company in connection with the transactions pursuant to which MatlinPatterson’s affiliate, MP CA Homes, LLC, invested approximately $580 million in the Company.

2.	Current Director and Company Co-Founder, Ronald R. Foell, was elected to serve as Chairman of the Company’s Board of Directors.

3.
Jeffrey V. Peterson resigned from his position as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Peterson will continue as a member of the Company’s Board of Directors.  Attached hereto as Exhibit 10.1 is the Bonus Agreement the Company entered into with Mr. Peterson. The Bonus Agreement provides Mr. Peterson with (i) a lump sum bonus payment of $3,000,000, (ii) the continuation of the vesting of one-quarter of the stock options granted to Mr. Peterson on August 22, 2008, and (iii) the extension of the period during which Mr. Peterson may exercise those options to August 22, 2013 if the Board of Directors fails to nominate Mr. Peterson for re-election to the Board of Directors.  The agreement also contains, among other things, non-disclosure, non-disparagement, non-solicitation, and general release provisions and cancels all other bonus, severance and employment related agreements between the Company and Mr. Peterson.  A copy of the bonus agreement is attached hereto as Exhibit 10.1.

A copy of the press release announcing the changes described above is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1   Jeffrey V. Peterson Bonus Agreement

99.1  Press release dated December 18, 2008 announcing board and management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell III
Kenneth L. Campbell III President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Jeffrey V. Peterson Bonus Agreement
99.1	Press release dated December 18, 2008 announcing board and management changes